Exhibit 32
Section 1350 Certification
The undersigned hereby certify that, to their knowledge, (i) the Form 10-Q filed by Yadkin Valley Financial Corporation (the “Issuer”) for the quarter ended March 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

Yadkin Valley Financial Corporation
Date: May 6, 2011	By:	/s/ Joseph H. Towell
Joseph H. Towell
President and Chief Executive Officer

	By:	/s/ Jan H. Hollar
Jan H. Hollar
Executive Vice President and Principal Financial Officer

Yadkin Valley Financial Corporation
Form 10-Q Quarterly Report March 31, 2011